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                                                                     Exhibit 99A

                    AGREEMENT REGARDING FILING SCHEDULE 13D

         Each of the undersigned hereby agrees that the Schedule 13D to which this agreement is filed as an exhibit be filed with the Securities and Exchange Commission on behalf of the parties hereto, and hereby represents to the other party hereto that he is eligible to use Schedule 13D. Each of the undersigned agrees that he is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning himself contained therein, and that neither of the parties hereto is responsible for the completeness or accuracy of the information concerning the other party, unless he knows or has reason to believe that the information concerning the other party is inaccurate.

Date:  July 12, 1996


                                        /s/ LEO E. WHITSON
                                        -----------------------------------
                                        Leo E. Whitson



                                        /s/ DON E. WHITSON
                                        -----------------------------------
                                        Don E. Whitson





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